Exhibit 10.20

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (“Third Amendment”) dated for reference purposes only as of October 6, 2011, by and among MAIN STREET ASSOCIATES, a general partnership and EJC PARTNERS, L.P., a California limited partnership (collectively, “Landlord”), and THORATEC LABORATORIES CORPORATION, a California corporation (“Tenant”).

R E C I T A L S :

A.            Main Street Associates, a California general partnership (“Original Landlord”) and Tenant are parties to that certain Lease Agreement dated as of July 25, 1996 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of January 15, 1997 by and between Landlord and Tenant (the “First Amendment”) and that certain Second Amendment to Lease dated as of May 15, 1997 by and between Landlord and Tenant (the “Second Amendment”), whereby Landlord leases to Tenant and Tenant leases from Landlord certain real property and improvements commonly known as 6035 Stoneridge Drive, Pleasanton, California  (the “Premises”).  The Original Lease, the First Amendment and the Second Amendment are collectively, the “Existing Lease.”  Landlord is the successor-in-interest to Original Landlord.

B.            By this Third Amendment, Landlord and Tenant desire to extend the Term of the Lease and to otherwise modify the Lease as provided herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Capitalized Terms.  Unless otherwise defined herein or unless the context clearly requires otherwise, capitalized words and terms used in this Third Amendment shall have the meanings ascribed to them in the Existing Lease.   The Existing Lease, as amended by this Third Amendment, is sometimes referred to herein as the “Lease.”   The provisions of the Recitals above are fully incorporated herein by this reference.

2.             Extended Lease Term.  Pursuant to the Existing Lease, the Term is presently scheduled to expire on August 15, 2012 (the “Existing Lease Termination Date”).  The Lease Termination Date shall be extended such that the Lease shall expire on August 14, 2027 (“New Termination Date”).  The period from August 16, 2012 through the New Termination Date specified above, shall be referred to herein as the “Extended Term”.   Tenant shall have two (2) additional options to further extend the Extended Term for a period of five (5) years each in accordance with, and subject to, Section 37 of the Original Lease; provided, however, that: (i) all references to the “term” in Section 37 of the Original Lease shall mean and refer to the Extended Term as defined in this Section 2 above; (ii) the Monthly Installment of rent payable during each of the Option Terms shall be equal to ninety-five percent (95%) of the Fair Market Rent, which Fair Market Rent determination shall presume fixed annual escalations of three percent (3%); and (iii) the Monthly Installments during each Option Term shall be subject to fixed annual escalations of three percent (3%).

3.             Base Rent.  Notwithstanding anything to the contrary in the Lease, during the Extended Term, Tenant shall pay Monthly Installments of rent for the Premises as follows:

Period	Monthly Installment of rent	Monthly rental rate per rsf
August 16, 2012 through August 31, 2013	$73,027.84	$1.18
September 1, 2013 through August 31, 2014	$73,027.84	$1.18
September 1, 2014 through August 31, 2015	$75,503.36	$1.22
September 1, 2015 through August 31, 2016	$77,360.00	$1.25
September 1, 2016 through August 31, 2017	$79,216.64	$1.28
September 1, 2017 through August 31, 2018	$82,311.04	$1.33
September 1, 2018 through August 31, 2019	$84,786.56	$1.37
September 1, 2019 through August 31, 2020	$87,262.08	$1.41
September 1, 2020 through August 31, 2021	$89,737.60	$1.45
September 1, 2021 through August 31, 2022	$92,213.12	$1.49
September 1, 2022 through August 31, 2023	$95,307.52	$1.54
September 1, 2023 through August 31, 2024	$98,401.92	$1.59
September 1, 2024 through August 31, 2025	$100,877.44	$1.63
September 1, 2025 through August 31, 2026	$103,971.84	$1.68
September 1, 2026 through August 14, 2027	$107,066.24	$1.73

During the Extended Term and any Option Term, the Monthly Installments shall not be subject to the rental adjustments described in Sections 4(B) and 4(C) of the Original Lease.  Accordingly, from and after the Effective Date, Sections 4(B) and 4(C) of the Original Lease shall be deleted in their entirety.

4.             Removal and Restoration of Tenant Improvements.  Notwithstanding anything to the contrary in the Lease, including without limitation Section 10(a) of the Existing Lease,

effective as of the Effective Date, Tenant shall not be required to remove or restore any Tenant Improvements or other, alterations or improvements installed or existing prior to the date of this Third Amendment.

5.             Right of First Opportunity to Purchase.  Notwithstanding anything to the contrary in the Lease, including without Subsection 42(G)(i) of the Existing Lease, Tenant shall continue to have the right of first opportunity to purchase the Premises during the Extended Term, and any extensions or renewals thereof.

6.             Destruction.  Notwithstanding anything to the contrary in the Lease, including without Subsection 13(B)(i) of the Existing Lease, Landlord shall not have the option to terminate the Lease pursuant to Subsection 13(B)(i), if Tenant agrees in writing to pay the amount by which the restoration exceeds fifty percent (50%) of the replacement cost of the Building and deposits with Landlord an amount equal to the estimated amount of such excess within thirty (30) days after Landlord has notified Tenant of its election to terminate the Lease pursuant to Subparagraph 13(B)(i) of the Original Lease.

7.             Entire Agreement.  This Third Amendment contains the entire agreement and understanding between the parties concerning the subject matter of this Third Amendment and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, concerning the matters that are the subject of this Third Amendment.  Wherever possible, each term of this Third Amendment shall be interpreted in such a manner as to be valid under applicable laws, rules, regulations and court authority, but if, notwithstanding the foregoing, any term of this Third Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining terms of this Third Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.             Brokers.   Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection herewith, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys’ fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker.  This provision shall survive the expiration or earlier termination of this Lease.

9.             Ratification. Except as modified by this Third Amendment, Landlord and Tenant hereby acknowledge and ratify all of the terms and conditions of the Existing Lease and agree that the Existing Lease, as amended hereby, is and shall remain in full force and effect between Landlord and Tenant. In the event of any conflict between the terms of the Ground Lease and the terms of this Third Amendment, the terms of this Third Amendment shall control.

10.           Headings.  The headings to paragraphs of this Third Amendment are for convenient reference only and shall not be used in interpreting this Third Amendment.

11.           Effective Date.  This Third Amendment shall be binding and effective when it is mutually executed and delivered by the parties.  However, once so executed and delivered the specific amendments to the Existing Lease set forth herein shall be effective and operative between the parties as of August 16, 2012 (the “Effective Date”).

12.           Counterparts.  This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LANDLORD”		“TENANT”

MAIN STREET ASSOCIATES		THORATEC LABORATORIES CORPORATION

By:	/s/ Steven P. Thomas	By:	/s/ Patrick Schmitz

	Name: Steven P. Thomas		Name: Patrick Schmitz
	Title: General Partner		Title: Vice President of Operations
	Date: October 6, 2011		Date: October 6, 2011

EJC PARTNERS, L.P.

By:	/s/ Darcy M. Cashin

Name: Darcy M. Cashin
Title: Partner
Date: October 25, 2011